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                                  Exhibit 4.3

          Certificate of Amendment of the Certificate of Incorporation of JB's Restaurants, Inc. dated April 4, 1995

                                   (Attached)
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             JB'S RESTAURANTS, INC.

                (Pursuant to Delaware Code, Title 8, Section 242)

         Don M. McComas hereby certifies that:

         1.      he is the President of JB's Restaurants, Inc. (the
"Corporation");

         2. Article First of the Corporation's Certificate of Incorporation is hereby amended in its entirety as follows:

         FIRST:  The name of this corporation is:

                         Summit Family Restaurants Inc.

         3. the foregoing amendment was duly approved by the Corporation's Board of Directors and the Corporation's shareholders.

         The undersigned hereby certifies, under penalties of perjury, that the foregoing amendment is his individual act and deed, and the act and deed of the Corporation, and that the facts stated above are true.

Date: April 4, 1995                             /s/ Don M. McComas
                                                -------------------------
                                                Don M. McComas, President